Tidal Trust III 485BPOS

Exhibit 99.(d)(viii)(a)

FIRST AMENDMENT TO THE

TIDAL TRUST III

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

THIS FIRST AMENDMENT dated as of January 15, 2025, to the Investment Advisory Agreement dated as of August 23, 2024 (the “Agreement”), entered into by and between TIDAL TRUST III (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and TIDAL INVESTMENTS LCC (the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend Schedule A to the Agreement to add the following series:

VistaShares Target 15 Berkshire Select Income ETF

VistaShares Target 15 USA Momentum Income ETF

VistaShares Target 15 USA Value Income ETF

VistaShares Target 15 USA Quality Income ETF

VistaShares Target 15 USA Low Volatility Income ETF

WHEREAS, Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended and Restated Schedule A attached hereto, for the purpose of adding the following series:

VistaShares Target 15 Berkshire Select Income ETF

VistaShares Target 15 USA Momentum Income ETF

VistaShares Target 15 USA Value Income ETF

VistaShares Target 15 USA Quality Income ETF

VistaShares Target 15 USA Low Volatility Income ETF

to be effective at the time each Fund commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended, and to amend the names of certain existing series.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL TRUST III		TIDAL INVESTMENTS LLC
on behalf of its series listed on Amended and Restated Schedule A

By:	/s/ Eric Falkeis	By:	/s/ Dan Carlson
Name:	Eric W. Falkeis	Name:	Daniel H. Carlson
Title:	President	Title:	Chief of Staff

Amended and Restated

Schedule A

to the

Investment Advisory Agreement

by and between

Tidal Trust III and

Tidal Investments LLC

Fund Name	Advisory Fee
VistaShares Artificial Intelligence Supercycle ETF	0.75%
VistaShares Electrification Supercycle ETF	0.75%
VistaShares Target 15 Berkshire Select Income ETF	0.95%
VistaShares Target 15 USA Momentum Income ETF	0.95%
VistaShares Target 15 USA Value Income ETF	0.95%
VistaShares Target 15 USA Quality Income ETF	0.95%
VistaShares Target 15 USA Low Volatility Income ETF	0.95%

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